Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of October 28, 2026.

JDH Capital I, L.P.
By: JDH Capital Company, its General Partner

By:	/s/ Michael Fertitta
Name:	Michael Fertitta
Title:	Managing Director

JDH Capital Company

By:	/s/ Michael Fertitta
Name:	Michael Fertitta
Title:	Managing Director

Hildebrand Enterprises Company

By:	/s/ Rob Derivaux
Name:	Rob Derivaux
Title:	Vice President

/s/ Jeffery D. Hildebrand
Jeffery D. Hildebrand

/s/ Melinda B. Hildebrand
Melinda B. Hildebrand